Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Alzamend Neuro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities
	Security Type (1)	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	–	–	–	–	–	–	–	–	–	–
Fees to Be Paid	Equity	Preferred stock, par value $0.001 per share	–	–	–	–	–	–	–	–	–	–
Fees to Be Paid	Other	Warrants (3)	–	–	–	–	–	–	–	–	–	–
Fees to Be Paid	Other	Rights (4)	–	–	–	–	–	–	–	–	–	–
Fees to Be Paid	Other	Units (5)	–	–	–	–	–	–	–	–	–	–
Fees to Be Paid	Unallocated (Universal) Shelf	–	Rule 457(o)	(2)	(2)	$25,000,000	$0.0001102	$2,755.00	–	–	–	–
Table 2 – Carry Forward Securities
Carry Forward Securities	–	–	–	–	–	–	–	–	–	–	–	–
	Total Offering Amounts				–	–	–	–	–	–	–	–
	Total Fees Previously Paid				–	–	–	–	–	–	–	–
	Total Fee Offsets				–	–	–	–	–	–	–	–
	Net Fee Due				–	–	–	–	–	–	–	–

(1)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $25,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities.
(2)	The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Warrants may represent rights to purchase common stock, preferred stock or other securities registered hereunder.
(4)	Rights evidence rights to purchase any securities of the Registrant registered under this registration statement.
(5)	Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

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